                                                                    Exhibit 23.2
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 6, 2000, accompanying the financial statements of North Georgia National Bank contained in the Registration Statement on Form S-4 and the related Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 and the related Prospectus and to the use of our name as it appears under the caption "Experts."


                                    /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
April 14, 2000